UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 27, 2012
John Bean Technologies Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-34036 (Commission File Number)	91-1650317 (IRS Employer Identification No.)
70 West Madison Street Chicago, Illinois 60602 (Address of Principal executive offices, including Zip Code)
(312) 861-5900 (Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           John Bean Technologies Corporation (the "Company") previously disclosed that it entered into amended and restated executive severance agreements with each of the Company's named executive officers (each such named executive officer referred to in this Form 8-K as an "Executive").  On December 27, 2012, the Company and each of the Executives agreed to amend those executive severance agreements (the "Executive Severance Agreements") and entered into a first amendment to the Executive Severance Agreements.  The form of the first amendment to the Executive Severance Agreements is attached hereto as Exhibit 10.1, and the amendments included therein may from time to time be used in the form of executive severance agreements to be entered into with other executive officers of the Company.

The first amendment to the Executive Severance Agreements provides that, if any payment of severance compensation under Section 3.3 of the Executive Severance Agreements constitutes deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and such payment is payable within a period that spans two calendar years, such payment of severance compensation shall be paid in the later calendar year.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Form of First Amendment to John Bean Technologies Corporation Amended and Restated Executive Severance Agreements

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: January 2, 2013	By:	/s/ Megan J. Rattigan
	Name:	Megan J. Rattigan
	Title:	Chief Accounting Officer, and duly authorized officer

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